UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2012

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On March 2, 2012 (the “Closing Date”), The First Marblehead Corporation (the “Corporation”) announced the sale of First Marblehead Data Services, Inc. (“FMDS”), which serves as the administrator of securitization trusts previously facilitated by the Corporation.  The full text of the press release issued in connection with the announcement is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.  Additional information relating to the transaction is furnished below.

The Corporation entered into a Stock Purchase Agreement (the “Agreement”) with Route 66 Ventures, Inc. d/b/a Goal Structured Solutions (“Goal”) on the Closing Date.  Pursuant to the Agreement, the Corporation sold to Goal all of the outstanding capital stock of FMDS for $13.7 million in cash, including estimated working capital, as defined in the Agreement, of $693,000 as of the Closing Date.  The purchase price may be adjusted, up or down, based on the actual working capital of FMDS as of the Closing Date, which will be determined after the Closing Date (as so adjusted, the “Purchase Price”).

Employee Matters. Immediately prior to the closing of the transaction, all employees of FMDS (the “Employees”) were transferred to the employment of the Corporation, and the Corporation assumed all liabilities with respect to the Employees.  The Corporation has offered to retain the services of these 12 Employees for a period ending no earlier than May 31, 2012 and no later than June 15, 2012, to provide certain transition assistance to Goal pursuant to the TSA (as defined below).

Non-Competition. For a period of three years following the Closing Date, the Corporation has agreed, subject to certain exceptions, that neither it nor any of its affiliates will engage directly or indirectly in any business that competes with the trust administration business conducted by FMDS as of the Closing Date.  This noncompetition obligation, however, would not prohibit the Corporation or its affiliates from, among other things, providing any services, including trust administration services, to any affiliate of the Corporation, or to any customer of the Corporation that utilizes the Corporation’s Monogram® loan product service platform, or in connection with any financing in which the Corporation or any of its affiliates is a participant.

Indemnification.Each of the Corporation and Goal have agreed to indemnify the other for breaches of representations, warranties and covenants contained in the Agreement, subject to certain terms, conditions and exceptions.

Goal’s rights to indemnification with respect to breaches of certain of the Corporation’s representations and warranties in the Agreement (collectively, the “Non-Fundamental Representations”) are subject to: (i) an aggregate deductible of $1.0 million (the “Deductible”), (ii) an aggregate cap of $2.0 million (the “Non-Fundamental Cap”) and (iii) a survival limitation requiring Goal to assert claims within 18 months after the Closing Date (the “Survival Limitation”).  With respect to breaches of Non-Fundamental Representations, Goal would be entitled to indemnification if its aggregate indemnifiable losses were to exceed the Deductible.  In that event, Goal would be entitled to indemnification to the extent that its losses exceeded $750,000, up to the Non-Fundamental Cap; provided, however, that if the Non-Fundamental Cap were reached and Goal were to have suffered additional indemnifiable losses solely as a result of a breach of the Corporation’s representations and warranties with regard to legal compliance, Goal would be entitled to recover up to an additional $2.0 million in the aggregate.

Goal’s rights to indemnification with respect to breaches of the Corporation’s other representations and warranties in the Agreement (collectively, the “Fundamental Representations”) are not subject to the Deductible or the Survival Limitations and are subject to a cap equal to the Purchase Price minus the aggregate amount paid by the Corporation in connection with breaches of Non-Fundamental Representations (the “Fundamental Cap”).  The Fundamental Representations include representations and warranties by the Corporation with regard to its organization, its authorization of the transaction, the absence of broker’s fees and its ownership of the shares of capital stock of FMDS.  The Fundamental Representations also include representations and warranties by FMDS with regard to its organization, qualification and corporate power, its capitalization, the absence of broker’s fees, the absence of subsidiaries and certain tax matters.

Goal’s rights to indemnification would not be subject to the Deductible, the Non-Fundamental Cap, the Fundamental Cap or the Survival Limitation in the case of any breach or nonperformance by the Corporation of any of its covenants or obligations set forth in the Agreement.  In addition, the Corporation has agreed to provide a separate, unconditional indemnity with regard to tax matters related to FMDS arising prior to the Closing Date, including the audit currently being conducted by the Internal Revenue Service.  This special indemnity is not subject to the Deductible, the Non-Fundamental Cap, the Fundamental Cap or the Survival Limitation.  Finally, the Corporation has agreed to indemnify and defend Goal from certain other specified matters.  Goal’s rights to such indemnification would be initially capped at the Purchase Price, and the applicable cap would then decrease over time.

Transition Services.  In connection with the Agreement, the Corporation also entered into a transition services agreement, dated March 2, 2012 (the “TSA”), with FMDS.  Pursuant to the TSA, the Corporation agreed to use commercially reasonable efforts to provide, or cause to be provided, to FMDS certain specified transition services (the “Services”).   The Corporation has agreed to provide, or cause the Services to be provided, (i) until May 31, 2012 and (ii) in substantially the same manner and at substantially the same level of service that FMDS provided such services immediately prior to the closing of the transaction contemplated by the Agreement.

The Corporation has agreed in the TSA to indemnify FMDS (i) from and against losses arising or resulting solely from gross negligence or willful misconduct by the Corporation in providing the Services, (ii) from and against losses arising solely from negligence or willful misconduct by the Corporation in performing its confidentiality and information security obligations under the TSA (collectively, the “InfoSec Obligations”) and (iii) for any incremental costs or expenses actually incurred by FMDS resulting from FMDS’ use of any third party to perform a Service following notice by the Corporation that it will be unable to provide, or cause to be provided, the Service by the required delivery date.  The aggregate amount that FMDS is entitled to be paid or recover under or in connection with the TSA is capped at $1,650,000, except in the case of criminal activity or fraud.  In the case of one trust, the Corporation has also agreed to provide an indemnity against losses arising or resulting solely from FMDS’ termination or removal as administrator under specified conditions.

FMDS has agreed in the TSA to indemnify the Corporation from and against losses arising or resulting from the provision by the Corporation of the Services, excluding (i) costs or expenses incurred by the Corporation to provide the Services in the ordinary course and (ii) any loss arising or resulting solely from the Corporation’s gross negligence or willful misconduct in providing the Services, or gross negligence in performing the InfoSec Obligations.  In addition, FMDS has agreed to reimburse the Corporation for all costs actually incurred by the Corporation for the purpose of retaining the Employees, subject to certain caps.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Corporation on March 2, 2012, entitled “First Marblehead Sells Legacy Trust Administration Business for $13.7 Million in Cash”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: March 8, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press Release issued by the Corporation on March 2, 2012, entitled “First Marblehead Sells Legacy Trust Administration Business for $13.7 Million in Cash”